POWER OF ATTORNEY

THE UNDERSIGNED each hereby make, constitute and appoint James Gaven and David Mintz (each, an “Attorney”), with full power of substitution, a true and lawful attorney-in-fact for the undersigned, in the undersigned’s name, place and stead and on the undersigned’s behalf, to complete, execute and file with the United States Securities and Exchange Commission (the “Commission”), one or more initial statements of beneficial ownership of securities, statements of changes in beneficial ownership of securities,  annual statements of beneficial ownership of securities and/or information statements pursuant to Sections 16(a), 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and any other forms, certificates, documents or instruments that the Attorney deems necessary or appropriate in order to comply with the requirements of said Sections 16(a), 13(d) and 13(g) and said rules and regulations.

This Power of Attorney shall remain in effect until a written revocation thereof is filed with the Commission.

Dated:  May 1, 2014

WELSH, CARSON, ANDERSON & STOWE XI, L.P. By WCAS XI Associates LLC, its general partner

By:	/s/ Jonathan M. Rather
Jonathan M. Rather, Managing Member

WCAS XI ASSOCIATES LLC

By:	/s/ Jonathan M. Rather
Jonathan M. Rather, Managing Member